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                                                                    EXHIBIT 10.2


                             SERVICE EXPERTS, INC.
                  1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


                                R E C I T A L S:

         A. Effective as of ______________, 1996, (the "Effective Date"), the Board of Directors (the "Board of Directors") of Service Experts, Inc., a Delaware corporation (the "Company"), hereby adopts this Service Experts, Inc. 1996 Non-Employee Director Stock Option Plan (the "Plan").

         B. The purposes of the Plan are to provide to each of the directors of the Company who is not also either an employee or an officer of the Company added incentive to continue in the service of the Company and a more direct interest in the future success of the operations of the Company by granting to such directors options (the "Options", or individually, the "Option"), to purchase shares of the Company's Common Stock, $.01 par value (the "Common Stock"), subject to the terms and conditions described below.

                                   ARTICLE I

                                    GENERAL

         1.01. Definitions. For purposes of this Plan and as used herein, "non-employee director" shall mean an individual who (a) is now, or hereafter becomes, a member of the Board of Directors by virtue of an election by the shareholders of the Company, (b) is neither an employee nor an officer of the Company and (c) has not elected to decline to participate in the Plan pursuant to the next succeeding sentence. A director otherwise eligible to participate in the Plan may make an irrevocable, one-time election, by written notice to the Company within 30 days after his initial election to the Board of Directors or, in the case of the directors in office on the Effective Date, prior to December 31, 1996, to decline to participate in the Plan. For purposes of this Plan, "employee" shall mean an individual whose wages are subject to the withholding of federal income tax under Section 3401 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and "officer" shall mean an individual elected or appointed by the Board of Directors or chosen in such other manner as may be prescribed in the Bylaws of the Company to serve as such, except that for the purposes of this Plan any individual serving as the Chairman of the Board, but in no other capacity as an officer or employee, will not be deemed to be an officer of the Company.

         For purposes of this Plan, and as used herein, the "fair market value" of a share of Common Stock is the closing sales price of the Common Stock as reported on The Nasdaq Stock Market's National Market on the Grant Date, as hereinafter defined, of the Options (or, if there was no reported sale on such date, on the last preceding day on which any reported sale occurred).
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         1.02.  Options.  The Options granted hereunder shall be options that are not qualified under Section 422 of the Code.


                                   ARTICLE II

                                 ADMINISTRATION

         The Plan shall be administered by the Board of Directors or the Compensation Committee thereof. The Board of Directors shall have no authority, discretion or power to select the participants who will receive Options, to set the number of shares to be covered by each Option, or to set the exercise price or the period within which the Options may be exercised, or to alter any other terms or conditions specified herein, except in the sense of administering the Plan subject to the express provisions of the Plan and except in accordance with sections 3.02(a) and 5.02 hereof. Subject to the foregoing limitations, the Board of Directors or the Compensation Committee shall have authority and power to adopt such rules and regulations and to take such action as it shall consider necessary or advisable for the administration of the Plan, and to construe, interpret and administer the Plan. The decisions of the Board of Directors or Compensation Committee relating to the Plan shall be final and binding upon the Company, the Holders, as defined hereinafter, and all other persons. No member of the Board of Directors shall incur any liability by reason of any action or determination made in good faith with respect to the Plan or any stock option agreement entered into pursuant to the Plan.


                                  ARTICLE III

                                    OPTIONS

         3.01. Participation. Each non-employee director shall be granted Options to purchase Common Stock under the Plan on the terms and conditions herein described.

         3.02. Stock Option Agreements. Each Option granted under the Plan shall be evidenced by a written stock option agreement, which agreement shall be entered into by the Company and the non-employee director to whom the Option is granted (the "Holder"), and which agreement shall include, incorporate or conform to the following terms and conditions, and such other terms and conditions not inconsistent therewith or with the terms and conditions of this Plan as the Board of Directors considers appropriate in each case:

                 (a) Option Grant Date; Number. An Option to purchase 5,000 shares of Common Stock (subject to adjustment in accordance with section
4.02 hereof) shall be granted initially as of the date the Company commences its initial public offering of Common Stock to each non-employee director serving the Company as a director on such date. In addition, an Option to purchase 5,000 shares of Common Stock (subject to adjustment in accordance with


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section 4.02 hereof) shall be granted to each non-employee director elected after the Company commences its initial public offering as of the date of such director's initial election to the Board of Directors. Thereafter, on January 1 of each year during the term of the Plan, beginning on January 1, 1997, an Option to purchase 1,000 shares of Common Stock (subject to adjustment in accordance with section 4.02 hereof) shall be granted automatically to the non-employee directors serving the Company as directors on such date. The date of grant of an Option pursuant to the Plan shall be referred to hereinafter as the "Grant Date" of such Option. Notwithstanding anything herein to the contrary, the Board of Directors may revoke, on or prior to each Grant Date, the next automatic grant of Options otherwise provided for by the Plan if no options have been granted to employees since the preceding Grant Date under the Company's 1996 Incentive Stock Plan or any other employee stock option plan that the Company might adopt hereafter.

                 If, on any Grant Date during the term of the Plan, fewer than 1,000 shares of Common Stock (subject to adjustment in accordance with section
4.02 hereof) multiplied by the then number of non-employee directors remain available for grant on such date pursuant to Section 4.01 hereof, the remaining shares shall be allocated pro rata in determining the number of shares of Common Stock to be subject to each Option to be granted to each non-employee director on such date.

                 (b) Price. The price at which each share of Common Stock covered by an Option may be purchased pursuant to this Plan shall be the fair market value of the shares (as determined in good faith by the Board of Directors or the Compensation Committee thereof) on the Grant Date of such Option.

                 (c) Option Period. The period within which each Option may be exercised shall expire, in all cases, ten years from the Grant Date of such Option (the "Option Period"), unless terminated sooner pursuant to section 3.02(d) below.

                 (d) Termination of Service, Death, Etc. Each stock option agreement shall provide as follows with respect to the exercise of the Option granted thereby in the event that the Holder ceases to be a non-employee director for the reasons described in this section 3.02(d):

                 (i) If the directorship of the Holder is terminated within the Option Period on account of fraud, dishonesty or other acts detrimental to the interests of the Company or any direct or indirect majority-owned subsidiary of the Company, the Option shall automatically terminate as of the date of such termination;

                 (ii) If the Holder shall die during the Option Period while a director of the Company (or during the additional three-month period provided by paragraph (iii) of this section 3.02(d)), the Option may be exercised, to the extent that the Holder was entitled to exercise it at the date of Holder's death, within





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         one year after such date (if otherwise within the Option Period), but not thereafter, by the executor or administrator of the estate of Holder, or by any person or persons who shall have acquired the Option directly from the Holder by bequest or inheritance; or

                 (iii) If the directorship of a Holder is terminated for any reason (other than the circumstances specified in paragraphs (i) and (ii) of this Section 3.02(d)) within the Option Period, the Option may be exercised, to the extent Holder was able to do so at the date of termination of the directorship, within three months after such termination (if otherwise within the Option Period), but not thereafter.

                 (e) Transferability. An Option granted under the Plan shall not be transferable by the Holder, otherwise than by will or by the laws of descent and distribution, and during the lifetime of Holder, is exercisable only by Holder.

                 (f) Agreement to Continue in Service. Each Holder shall agree to remain in the service of the Company, at the pleasure of the Company's shareholders, for a continuous period of at least one year after the Grant Date of any Option, at the retainer rate then in effect or at such changed rate as the Company from time to time may establish.

                 (g) Exercise, Payments, Etc. Each stock option agreement shall provide that the method for exercising the Option granted thereby shall be by delivery to the Company of, or by sending by United States registered or certified mail, postage prepaid, addressed to the Company (for the attention of its secretary), written notice signed by Holder specifying the number of shares of Common Stock with respect to which such Option is being exercised. Such notice shall be accompanied by the full amount of the purchase price of such shares. Payment may be made at the election of the Holder as follows: (i) in cash; (ii) in outstanding shares of Common Stock at their fair market value, as determined by the Board of Directors, on the date of exercise; or (iii) by delivery of Options with a value equal to the exercise price, such value to be equal to the difference between the fair market value of the Common Stock on the exercise date subject to such Option and the exercise price thereof. Any such notice shall be deemed to be given three days after the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as above stated. In addition to the foregoing, promptly after demand by the Company, the exercising Holder shall pay to the Company an amount equal to applicable withholding taxes, if any, due in connection with such exercise.

                 (h) Delivery and Exercise. Each Option shall be exercisable in full upon receipt.





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                                   ARTICLE IV

                            AUTHORIZED COMMON STOCK

         4.01 Authorized Shares. The total number of shares of Common Stock as to which Options may be granted pursuant to the Plan shall be 100,000, in the aggregate, except as such number of shares shall be adjusted from and after the Effective Date in accordance with the provisions of Section 4.02 hereof. If any outstanding Option under the Plan shall expire or be terminated for any reason before the end of the Option Period, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to the Plan. The Company shall, at all times during the life of any outstanding Options, retain as authorized and unissued Common Stock at least the number of shares from time to time included in the outstanding Options or otherwise assure itself of its ability to perform its obligations under the Plan.

         4.02. Adjustments Upon Changes in Common Stock. In the event the Company shall effect a split of the Common Stock or dividend payable in Common Stock, or in the event the outstanding Common Stock shall be combined into a smaller number of shares, the maximum number of shares as to which Options may be granted under the Plan shall be increased or decreased proportionately. In the event that before delivery by the Company of all of the shares of Common Stock in respect of which any Option has been granted under the Plan, the Company shall have effected such a split, dividend or combination, the shares still subject to the Option shall be increased or decreased proportionately and the purchase price per share shall be increased or decreased proportionately so that the aggregate purchase price for all the then optioned shares shall remain the same as immediately prior to such split, dividend or combination.

         In the event of a reclassification of the Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization, including a merger, consolidation or sale of assets, the Board of Directors of the Company shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares covered by the unexercised portions of Options theretofore granted under the Plan. The provisions of this Section
4.02 shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid governmental statute, regulation or rule.


                                   ARTICLE V

                               GENERAL PROVISIONS

         5.01. Termination of Plan. The Plan shall terminate whenever the Board of Directors adopts a resolution to that effect. If not sooner terminated under the preceding sentence, the Plan shall expire at the close of business on December 31, 2006. After termination





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of the Plan, no Options shall be granted under the Plan, but the Company shall continue to recognize Options previously granted.

         5.02. Amendment of Plan. The Board of Directors may from time to time amend, modify, suspend or terminate the Plan; provided, however, that the Plan may not be amended, modified or suspended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act or the rules thereunder. No amendment, modification, suspension or termination shall (a) impair any Options theretofore granted under the Plan or deprive any Holder of any shares of Common Stock which he might have acquired through or as a result of the Plan, or (b) be made without the approval of the shareholders of the Company where such change would (i) increase the total number of shares of Common Stock which may be granted under the Plan or decrease the purchase price under the Plan (other than as provided in Section
4.02 hereof), (ii) materially alter the class of persons eligible to be granted Options under the Plan, (iii) materially increase the benefits accruing to Holders under the Plan or (iv) extend the term of the Plan or the Option Period.

         5.03. Treatment of Proceeds. Proceeds from the sale of Common Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

         5.04. Effectiveness. This Plan shall become effective as of the Effective Date, subject to the conditions stated in the following sentence. This Plan and each Option granted or to be granted hereunder is conditional on and shall be of no force and effect, and no Option shall be exercised, unless and until the Plan is approved by the affirmative votes of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at a meeting of shareholders duly held not later than the date of the next annual meeting of shareholders of the Company.

         5.05. Paragraph Headings. The paragraph headings included herein are only for convenience, and they shall have no effect on the interpretation of the Plan.

         5.06. Compliance with Rule 16b-3. The grant and exercise of Options under the Plan is intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and, subject to the limitations on the exercise of discretion as provided in Article II hereof, this Plan shall be interpreted so as to comply with Rule 16b-3.





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